FILED
IN THE OFFICE OF THE
SECRETART OF STATE OF THE
STATE OF NEVADA

NOV 23 1993
ARTICLES OF INCORPORATION

CHERYL A. LAB SECRETARY OF STATE
NO. 015147-93

ARTICLES OF INCORPORATION

Handell-Graff, Inc.


Know all men by these present;
That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010. to Nevada Revised Statues 78.010 inclusive, as amended, and certi4, that;

1.  The name of this corporation is:
Handell-Graff, Inc.

2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3.  The nature of the business is to engage in any lawful activity.


4. The Capital Stock shall consist of 50,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the corporation shall be styled director of which there shall be no less than 1. The Directors of this corporation need not be stockholders. The first Board of Directors is: Raymond Girard, whose address is 1700 E. Desert Inn Rd., Suite 100, Las Vegas NV 89109.

6.  This corporation shall have perpetual existence.

7. This Corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen. by the Board of Directors, any person may hold two or more offices.

8. The resident agent of this Corporation shall be Raymond Girard, 1700 E. Desert Inn Rd., Suite 100, Las Vegas, NV 89109.

9. The Capital Stock of the corporation after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.

10. No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 79.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such r@ or modification.

11.  Except to the extent limited or denied by Nevada Revised Statutes
78.265 Shareholders have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares, of this corporation.

I, the Undersigned, being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this day of 28th day of October, 1993.

Raymond Girard
1700 E. Desert Inn Rd., Suite 100
Las Vegas, NV 89109


State of NEVADA
                )Ss
County of CLARK

On October 28, 1993 personally appeared before me, a notary public, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he/she executed the instrument.

Signature


E.V. STAMBRO

Notary Public-State of Nevada
My Comm. Expires May 14, 1996

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT

In the matter of Handell-Graff, Inc., I, Raymond Girard, with address at: 1700 E. Desert Inn Rd., Suite 100, City of LAS VEGAS, County of CLAR& State of NEVADA 89109, hereby accept appointment as Resident Agent of the above submitted corporation in accordance with NRS 78.090.

FURTHERMORE, that the principal office in this State is located at 1700 E. Desert Inn Rd., Suite 100, City of LAS VEGAE, County of State of NEVADA 89109.

IN WRMSS WHEREOF, I have hereunto set my hand this 28th day of October, 1993.


RESIDENT AGENT


NRS 78.090 Except any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may wither a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state ... The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

RECEIVED
NOV 04 1993
SECRETARY OF STATE
MAR 16, 1998
NO. C151477-93
DEAN HELLER
SECRETARY OF STATE

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA


CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


Handell-Graff, Inc.
(the Corporation)


We the undersigned, Bruce N. Barton (President/Director) and Andrew W. Berney (Secretary/ Director) of the Corporation do hereby certify:

That the board of Directors of the Corporation at a meeting duly convened and held on the 25th day of November, 1997, adopted a resolution to amend the original articles as follows:

Article 11 is hereby RESCINDED.


The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 5,000,000; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon."






Bruce N. Barton                     Andrew W. Berney
President                           Secretary

State of Nevada
                }ss
County of Clark


The undersigned Notary Public certified, deposes and states that Bruce
N. Barton and Andrew W. Berney, personally appeared before me and executed the foregoing on behalf of the Corporation as it's President and Secretary respectively, this 16th day of March, 1998.

NOTARY PUBLIC
STATE OF NEVADA
COUNTY OF CLARK
BRIDGET E. RICHARDS
NO. 96-4099-1
My Appointment Expires Sept. 5, 2000

FILED # C15147-93
MAR 17 l999
IN THE OFFICE OF
DEAN HELLER
DEAN HELLER SECRETARY OF STATE


CERTIFICATE OF AMENDMIENT TO ARTICLES OF INCORPORATION
OF
HANDELL-GRAFF, INC.

Andrew W. Berney and Bruce Barton certify that:

1. The original articles were filed with the Office of the Secretary of State on Nov.23,1993.

2. As of the date of this certificate, 5,000,000 shares of stock of the corporation have been issued.

3. Pursuant to a shareholders meeting at which in excess of 5 1 % voted in favor of the following amendment, the company hereby adopts the following amendments to the amendment of the Articles of Incorporation of this Corporation:

First: Name of Corporation

The name of the corporation is Healthcomp Evaluation Services
Corporation (the "Corporation")


Andrew W. Berney, Secretary/Director

Bruce N. Barton, President/Director

State of Nevada)
               )Ss.
County of Clark)

On 3-17-99, Personally appeared before me, a Notary public, Andrew W. Berney and Bruce N. Barton, who acknowledged that they executed the above in instrument.

Loree Richards
A Notary Public in and for said
County and State


NOTARYPTJBUC
STATE OF NEVADA
County of Clark
LOREE RICHARDS
My Appointment Expires April 25, 1999